Exhibit 99.1

NEWS RELEASE

Contacts:	Steven J. Janusek
Executive Vice President & CFO
sjanusek@reddyice.com
800-683-4423

REDDY ICE REPORTS SECOND QUARTER

AND SIX MONTHS 2008 RESULTS

AUGUST 7, 2008 - DALLAS, TEXAS - Reddy Ice Holdings, Inc. (NYSE: FRZ), today reported financial results for the second quarter and six months ended June 30, 2008.

Revenues for the second quarter of 2008 were $102.7 million, compared to $103.6 million in the same quarter of 2007.  The Company’s net income was $5.7 million in the second quarter of 2008, compared to a net income of $10.6 million in the same period of 2007.  Diluted net income per share was $0.26 in the second quarter of 2008 compared to diluted net income per share of $0.48 in 2007.  Included in the results for the second quarter of 2008 are $4.6 million of costs related to the ongoing antitrust investigations and related litigation, $0.1 million of costs related to the GSO transaction and the related stockholder litigation and a gain of $1.0 million related to the settlement of a property insurance claim.  Adjusted EBITDA from continuing operations was $29.0 million in the second quarter of 2008 versus $32.9 million in 2007.  Available Cash for the second quarter of 2008 was $24.3 million compared to $23.5 million in the 2007.  A discussion regarding the presentation of Adjusted EBITDA and Available Cash in this press release, including reconciliations of Adjusted EBITDA to EBITDA and net loss and the calculation of Available Cash, is set forth below in the section titled, “SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION.”

“Our results for the second quarter were below our expectations due to current economic trends, which resulted in significant volume shortfalls.  We also continued to experience cost pressures, especially in regards to fuel,” commented Gilbert M. Cassagne, Chief Executive Officer.  “We recently implemented energy surcharges and additional pricing initiatives and continue to focus on all expense categories.  The senior management team and I have also begun a strategic review of all aspects of the company’s business which is expected to be completed this fall.”

Revenues in the first six months of 2008 were $145.7 million, compared to $149.0 million in 2007.  The Company’s net income was $2.3 million in the first six months of 2008, compared to $0.4 million in 2007.  Diluted net income per share was $0.11 in the first six months of 2008, compared to $0.02 in the same period of 2007.  Included in the results for the first six months of 2008 are a gain of $17.0 million related to the termination of the merger agreement between the Company and affiliates of GSO Capital Partners LP (“GSO”) on January 31, 2008, a gain of $1.0 million related to the settlement of a property insurance claim,

$5.8 million of costs related to the ongoing antitrust investigations and related litigation and $0.9 million of costs related to the GSO transaction and the related stockholder litigation.  Adjusted EBITDA from continuing operations was $24.8 million in the first six months of 2008 versus $32.3 million in 2007. Available Cash for the first six months of 2008 was $15.2 million, compared to $14.4 million in the first six months of 2007.

One acquisition was completed during the second quarter of 2008 (which had been previously disclosed), bringing the year-to-date total to six.  These six acquisitions had an aggregate acquisition cost of approximately $3.8 million.  Annual revenues and Adjusted EBITDA associated with these acquisitions are approximately $2.6 million and $0.7 million, respectively.  The Company is continuing to evaluate acquisition opportunities as part of its ongoing acquisition strategy.

OUTLOOK

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combination, or divestitures that may be completed after August 7, 2008.  The projections for 2008 include the effects of the acquisitions completed through the date of this press release.  The projections for 2008 do not include any costs in connection with the stockholder litigation related to the GSO transaction or the ongoing antitrust investigations and related litigation other than actual costs incurred through June 30, 2008, although these costs are expected to be ongoing and could be significant.

Management is revising its guidance for 2008 primarily due to lower than expected results in the second quarter of 2008, preliminary results for July 2008, impacts from current economic trends, the ongoing effects of this year’s increases in energy-related expenses and expenses incurred in the second quarter of 2008 related to the ongoing antitrust investigations and related litigation.  Revenues in 2008 are now expected to range between $330 million and $340 million and net income is expected to range from $10.4 million to $14.5 million.  Diluted net income per share is expected to be in the range of $0.47 to $0.65.  Adjusted EBITDA for 2008 is expected to be in the range of $70 million to $75 million.  Available Cash, as defined in the Company’s credit agreement, is expected to range from $47.9 million to $56.9 million in 2008, with Available Cash per diluted share ranging from $2.16 to $2.56.  Capital expenditures for the full year 2008 are expected to range between $17 million and $19 million and dispositions to total $2 million to $4 million, for net capital expenditures of $13 million to $17 million. Capital expenditures, net of the reinvested proceeds from the sale of our non-ice operations and other dispositions, for purposes of calculating Available Cash under our credit agreement, is expected to range from $0.5 million to $3.0 million in 2008.

CONFERENCE CALL

The Company has scheduled a conference call for today, Thursday, August 7, 2008 at 10:00 a.m. Eastern time.  To participate, dial 866-214-7077 ten minutes prior to the start time, referencing confirmation code 4688797 or the Reddy Ice conference call.  A telephonic replay will be available through August 14, 2008 and may be accessed by calling 888-203-1112 and using the confirmation code above.  A live webcast and archived replay of the conference call can also be accessed on the Company’s website at www.reddyice.com.

ABOUT REDDY ICE

Reddy Ice Holdings, Inc. is the largest manufacturer and distributor of packaged ice in the United States. With over 2,000 year-round employees, the Company sells its products primarily under the widely known Reddy Ice® brand to approximately 82,000 locations in 31 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.

This press release contains various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s belief as well as assumptions made by and information currently available to management.   Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

— Financial Tables Follow —

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, except per share amounts)

Revenues	$102,687	$103,612	$145,722	$149,049
Cost of sales (excluding depreciation)	62,497	60,958	99,785	97,681
Depreciation expense related to cost of sales	5,297	4,920	10,447	9,769
Gross profit	34,893	37,734	35,490	41,599
Operating expenses	12,054	10,906	22,891	21,278
Depreciation and amortization expense	1,656	1,511	3,297	2,973
Cost of antitrust investigations and related litigation	4,615	—	5,802	—
Transaction costs related to merger agreement	138	—	949	—
Loss on dispositions of assets	244	135	240	258
Gain on property insurance settlement	(1,036)	—	(1,036)	—
Income from operations	17,222	25,182	3,347	17,090
Interest expense	(7,934)	(8,048)	(15,830)	(15,581)
Interest income	181	118	464	334
Gain on termination of merger agreement	—	—	17,000	—
Income before income taxes	9,469	17,252	4,981	1,843
Income tax expense	(3,811)	(6,800)	(2,634)	(1,361)
Income from continuing operations	5,658	10,452	2,347	482
Income (loss) from discontinued operations, net of tax	—	169	—	(69)
Net income	$5,658	$10,621	$2,347	$413

Basic net income per share:
Income from continuing operations	$0.26	$0.48	$0.11	$0.02
Income (loss) from discontinued operations	—	0.01	—	—
Net income	$0.26	$0.49	$0.11	$0.02
Weighted average common shares outstanding	22,000	21,717	22,000	21,702

Diluted net income per share:
Income from continuing operations	$0.26	$0.47	$0.11	$0.02
Income (loss) from discontinued operations	—	0.01	—	—
Net income	$0.26	$0.48	$0.11	$0.02
Weighted average common shares outstanding	22,012	21,957	22,024	21,936

Cash dividends declared per share	$0.42	$0.42	$0.84	$0.82

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

OTHER SUPPLEMENTAL INFORMATION

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands)

Packaged ice revenues	$100,553	$100,768	$141,438	$143,902
Other ice revenues	2,134	2,844	4,284	5,147
Total revenues	$102,687	$103,612	$145,722	$149,049

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(Unaudited)

	June 30, 2008	December 31, 2007
	(in thousands)

Cash and cash equivalents and restricted cash	$28,800	$34,445
All other current assets	69,215	43,793
Total assets	625,961	607,560

Accounts payable and accrued expenses	$41,186	$34,665
Dividends payable	9,253	9,240
Total current and non-current debt (including revolving credit facility)	401,495	378,258
Total stockholders’ equity	125,061	139,982
Total liabilities and stockholders’ equity	625,961	607,560

SUPPLEMENTAL DISCLOSURE REGARDING NON-GAAP FINANCIAL INFORMATION

EBITDA represents the Company’s consolidated net loss before income taxes, interest and depreciation and amortization.  Adjusted EBITDA represents EBITDA as further adjusted to give effect to unusual items, non-cash items, Reddy Ice Holdings, Inc. (“Reddy Holdings”) gains and expenses and other adjustments set forth below, such additional adjustments being required to calculate covenant ratios and compliance under the Company’s credit facility.  EBITDA and Adjusted EBITDA are not presentations made in accordance with generally accepted accounting principles (“GAAP”) and are not measures of financial condition or profitability. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for “net loss”, the most directly comparable GAAP financial measure, as an indicator of operating performance.

By presenting Adjusted EBITDA, the Company intends to provide investors with a better understanding of its core operating results to measure past performance as well as prospects for the future.  The Company evaluates operating performance based on several measures, including Adjusted EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Furthermore, the additional adjustments included in the calculation of Adjusted EBITDA are required to calculate covenant ratios and compliance under the Company’s credit facility, including its ability to pay dividends.

Adjusted EBITDA as we have presented it may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, as it excludes certain financial information when compared to “net income”.  Users of this financial information should consider the types of events and transactions which are excluded.

As a result of the sale of substantially all of the Company’s non-ice businesses during the third quarter of 2007, the results of operation of those businesses, as well as the gain on their sales, are presented as “discontinued operations” in the accompanying condensed consolidated statements of operations.  Adjusted EBITDA, as defined in the Company’s credit facility, includes the results of operations of discontinued operations through their date of sale.  Adjusted EBITDA associated with discontinued operations is eliminated to calculate pro forma Adjusted EBITDA.  Therefore, in the following reconciliation of net income to EBITDA and Adjusted EBITDA, the following line items are calculated as the total of continuing and discontinued operations and therefore differ from the amounts set forth in the accompanying condensed consolidated statement of operations:  depreciation expense related to cost of sales, depreciation and amortization expense and income tax benefit.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, unaudited)

Net income	$5,658	$10,621	$2,347	$413
Depreciation expense related to costs of sales	5,297	5,163	10,447	10,254
Depreciation and amortization expense	1,656	1,581	3,297	3,111
Interest expense	7,934	8,048	15,830	15,581
Interest income	(181)	(118)	(464)	(334)
Income tax expense	3,811	6,917	2,634	1,320
EBITDA	24,175	32,212	34,091	30,345
Other non-cash charges:
Stock-based compensation expense	885	1,131	1,717	2,217
Loss on disposition of assets	244	135	240	258
Gain on property insurance settlement	(1,036)	—	(1,036)	—
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)	4,615	—	5,802	—
Transaction costs related to merger agreement (a)	138	—	949	—
Gain on termination of merger agreement (a)	—	—	(17,000)	—
Adjusted EBITDA	$29,021	$33,478	$24,763	$32,820

(a)          Represents the elimination of (i) the costs incurred in connection with the ongoing antitrust investigations and related litigation, (ii) the costs related to the GSO transaction and the related stockholder litigation and (iii) the gain recognized in connection with the termination of the merger agreement with affiliates of GSO on January 31, 2008.  The gain related to the termination of the merger agreement is excluded from Adjusted EBITDA for purposes of the Company’s credit facility as the proposed acquisition was of Reddy Holdings.  The costs related to GSO merger agreement and the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been or will be paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005 and the funds paid to Reddy Holdings by affiliates of GSO in February 2008 in connection with the termination of the merger agreement.

The Company’s credit agreement requires that pro forma effect be given to certain items, such as acquisitions and dispositions of businesses and the purchase of leased assets, when calculating Adjusted EBITDA.  The following table sets forth the calculation of pro forma Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, unaudited)

Adjusted EBITDA	$29,021	$33,478	$24,763	$32,820
Disposition adjustments (a)	—	(597)	—	(512)
Adjusted EBITDA from continuing operations	29,021	32,881	24,763	32,308
Acquisition adjustments (b)	8	1,286	29	1,439
Elimination of lease expense (c)	—	15	—	30
Pro forma adjusted EBITDA	$29,029	$34,182	$24,792	$33,777

(a)	Represents the elimination of the historical Adjusted EBITDA associated with discontinued operations.

(b)

Represents the incremental Adjusted EBITDA of acquired businesses as if each acquisition had been consummated on the first day of the period presented. All acquisitions included herein were consummated on or before June 30, 2008.

(c)	Represents the elimination of historical lease expense resulting from the purchase of certain leased real estate in the fourth quarter of 2007.

        Available Cash is a defined term in the Company’s credit agreement and is a key measure in evaluating the Company’s ability to pay dividends.  Available cash for the three and six month periods ended June 30, 2008 and 2007 is calculated as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, unaudited)

Adjusted EBITDA	$29,021	$33,478	$24,763	$32,820
Less:
Cash paid for interest expense, net	4,061	4,251	8,089	8,178
Cash paid for income taxes	663	—	678	15
Capital expenditures, net of applied proceeds from dispositions	—	5,665	800	10,241
Principal repayments of indebtedness	5	14	20	27
Available Cash	$24,292	$23,548	$15,176	$14,359

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY

RECONCILIATION OF PROJECTED NET INCOME TO

PROJECTED ADJUSTED EBITDA AND PROJECTED AVAILABLE CASH

(Unaudited)

	Projected
	Year Ending December 31,
	2008	2008
	Lower Range	Upper Range
	(in millions)

Net income	$10.4	$14.5
Depreciation expense related to cost of sales	21.1	20.5
Depreciation and amortization expense	6.8	6.4
Interest expense, net	29.7	28.9
Income tax expense	8.2	11.1
EBITDA	76.2	81.4
Other non-cash charges:
Stock-based compensation expense	3.9	3.7
Loss on dispositions of assets	0.2	0.2
Reddy Holdings items:
Cost of antitrust investigations and related litigation (a)(b)	5.8	5.8
Transaction costs related to merger agreement (a)(b)	0.9	0.9
Gain on termination of merger agreement, net (a)	(17.0)	(17.0)
Adjusted EBITDA	$70.0	$75.0
Cash paid for interest expense, net	(16.9)	(16.1)
Cash paid for income taxes	(2.2)	(1.5)
Capital expenditures, net of applied proceeds from dispositions	(3.0)	(0.5)
Available Cash	$47.9	$56.9

                        (a)          Represents the elimination of the (i) gain recognized in connection with the termination of the merger agreement with affiliates of GSO on January 31, 2008, (ii) costs related to the GSO transaction and the related stockholder litigation, and (iii) the costs incurred in connection with the ongoing antitrust investigations and related litigation.  The gain related to the termination of the merger agreement is excluded from Adjusted EBITDA for purposes of the Company’s credit facility as the proposed acquisition was of Reddy Holdings.  The costs related to the antitrust investigations and related litigation are excluded from the calculation of Adjusted EBITDA as these costs have been or will be paid by Reddy Holdings.  Reddy Holdings is currently paying these costs with the excess cash remaining from the initial public offering of its common stock in August 2005 and the funds paid to Reddy Holdings by affiliates of GSO in February 2008 in connection with the termination of the merger agreement.

                        (b)   The projections for 2008 do not include any costs in connection with stockholder litigation related to the GSO transaction or the ongoing antitrust investigations and related litigation other than actual costs incurred through June 30, 2008, although these costs are expected to be ongoing and could be significant.